Exhibit 99.1
For immediate release:
Bank of Commerce Holdings™ announces Second Quarter 2008 Operating Results
REDDING, California, July 28, 2008/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $647 million financial services holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™ today announced second quarter 2008 operating results. Bank of Commerce Holdings’ net income was $906,000 for the second quarter 2008 compared with $1,600,000 for the second quarter of 2007 down $694,000 or 43%.
Diluted earnings per common share was $0.10 for the second quarter 2008 compared to $0.18 for the second quarter of 2007.
Year-to-date net income was $2,136,000 compared to $3,087,000 in the prior year, down $951,000 or 30.8%. Year-to-date diluted earnings per common share were $0.24 compared to $0.34 in the prior year, a decrease of 29%. Year-to-date return on average assets and return on average common equity were 0.66% and 9.05%, respectively, compared with 1.07% and 13.69%, respectively, for the same period in 2007. The Company’s results for the second quarter of 2008 declined due to higher provisioning for loan losses and compression in the margin.
On June 18, 2008, the Company announced a $0.08 quarterly cash dividend payable to shareholders of record as of June 30, 2008 and paid on July 11, 2008.
“Our year-over-year asset growth was strong and the company remains well capitalized per guidelines established by the bank regulatory agencies. Despite the slow down in the real estate market, resulting in elevated provisions for loan losses and charge-offs, we are really excited about our opportunities to continue to gain market share,” said Patrick J. Moty, President and CEO of the Company. “Credit quality, expense control and the bottom line remain top focus.”
Total revenues decreased to $20.3 million compared to $21.2 million during the same period in 2007, a decrease of 4.1%. The decrease in total revenues is centered in total interest income and is directly related to the significant drop in interest rates for the first six months of the year.
Noninterest income growth of 14.8% was driven by sales of available-for-sale investments providing a gain of $436,000 for the period, partially offset by a loss of $225,000 to unwind a SWAP transaction.
Total noninterest expense for the second quarter of 2008 was $7.2 million compared to $7.2 million, flat year-over-year.

The most significant factors impacting the financial sector originated in the U.S. residential real estate markets. A number of larger institutions have announced significant losses. These losses stemmed from securities collateralized with sub-prime mortgages and other troubled assets. It is important to note that Redding Bank of Commerce does not originate or hold sub-prime loans, nor do we hold collateralized debt obligations or asset backed securities backed by sub-prime loans in our securities portfolio. However, as a lending institution, we are not immune to the residential real estate slowdown.
The Company’s allowance for loan losses was 0.98% of total loans at June 30, 2008 and 1.12% at June 30, 2007. Provisions for loan losses for the quarter ended June 2008 were $1,000,000 compared to $6,000 for the same quarter in 2007.
Provision for loan and lease losses of $1,600,000 were provided for the six-months ended June 30, 2008 compared with $6,000 for the same six-month period of 2007. The Company’s ratio of non-performing assets to total assets was 2.88% at June 30, 2008, compared to 2.01% at December 31, 2007 and 0.00% at June 30, 2007. Provisions have increased due to weakening economic conditions, and management’s aggressive stance in recognizing impaired loans.
Impairment reviews during the second quarter have resulted in write-downs of $1.8 million. During the first week in July, one non-performing loan in the amount of $3.4 million was resolved.
The Company’s OREO remained at $0 through the first half of 2008 and 2007.
Average loans, the largest component of average earning assets, increased $100.8 million or 24.2% on average compared with the prior year six-month period. Average securities including federal funds sold decreased $24.8 million or 20.6% over the prior year six-month period. Investments were sold to fund loan growth. The yield on earning assets decreased to 6.23% for the six-month period ended June 30, 2008 compared to 7.50% for the same period in the prior year.
The decrease is primarily due to multiple interest rate drops during the period. Average interest-bearing deposits for the six-months ended June 30, 2008 increased $26.3 million or 6.6% compared with the prior year period. Average non-interest bearing deposits have decreased by $5.7 million or 7.9% over the prior year six-month period. Average borrowings have increased by $48.6 million or 112.4% when compared with the prior year period; the increase is directly related to the substantial loan growth and increase in FHLB borrowings to support such growth.
The overall cost of interest-bearing liabilities for the first six-months 2008 was 3.25% compared with 4.10% for the first six-months of 2007. The decreased cost was primarily a result of the drop in interest rates during the period coupled with refinancing of FHLB borrowings at lower interest rates. The net effect of the changes discussed above resulted in a decrease of $322,000 or 3.0% in net interest income for the six-month period ended June 30, 2008 from the same period in 2007. The net interest margin decreased 60 basis points to 3.42% from 4.02% over the same period a year ago.

At June 30, 2008, Bank of Commerce Holdings’ total assets were $646.6 million, an increase of 6.78% or $41.0 million from June 30, 2007.
The capital ratios of Redding Bank of Commerce continue to be above the well-capitalized guidelines established by bank regulatory agencies.
Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™.
The Company is a federally insured California banking corporation and opened on October 22, 1982.
BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:
Howe Barnes Hoefer & Arnett Investment Inc. /
John T. Cavender
555 Market Street
San Francisco, CA (800) 346-5544
Raymond James Financial/ Geoff Ball
1805 Hilltop Drive, Suite 106
Redding, CA (800) 926-5040
Morgan Stanley/Rick Hill
310 Hemsted Drive, Suite 100
Redding, CA (800) 733-6126
Wachovia Securities/ Ken Myers, Rick Hansen
10466 Brunswick Road
Grass Valley, CA (888) 383-3112
This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:
•	Competitive pressure in the banking industry and changes in the regulatory environment.

•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.

•	The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.

•	Credit quality deteriorates which could cause an increase in the provision for loan losses.

•	Losses in the Company’s merchant credit card processing business.

•	Asset/Liability matching risks and liquidity risks.

•	Changes in the securities markets.

For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and under the heading:
”Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

Dollars in thousands	June 30, 2008	Dec. 31,2007	June 30, 2007
ASSETS

Cash and due from banks	$16,660	$13,839	$18,206
Federal funds sold and securities purchased under agreements to resell	11,585	8,395	14,115

Cash and cash equivalents	28,245	22,234	32,321
Securities available-for-sale (including pledged collateral of $68,165 at June 30, 2008, $61,329 at December 31, 2007 and $93,790 at June 30, 2007)	66,728	67,906	94,029
Securities held-to-maturity, at cost (estimated fair value of $10,385 at June 30, 2008, $10,632 at December 31, 2007 and $10,369 at June 30, 2007)	10,385	10,559	10,637
Loans, net of the allowance for loan losses of $5,017 at June 30, 2008, $8,233 at December 31, 2007 and $4,943 at June 30, 2007	507,651	486,283	437,821
Bank premises and equipment, net	11,068	10,964	10,329
Other assets	22,531	20,381	20,440

TOTAL ASSETS	$646,608	$618,327	$605,577

LIABILITIES AND STOCKHOLDERS’ EQUITY

Demand - noninterest bearing	$68,625	$75,718	$69,842
Demand - interest bearing	128,994	142,821	114,530
Savings accounts	52,453	41,376	45,082
Certificates of deposit	218,303	213,716	211,794

Total deposits	468,375	473,631	441,248

Securities sold under agreements to repurchase	14,343	15,513	46,655
Federal Home Loan Bank borrowings	95,000	60,000	50,000
Other liabilities	7,396	7,554	7,114
Junior subordinated debt payable to unconsolidated subsidiary grantor trust	15,465	15,465	15,465

Total Liabilities	600,579	572,163	560,482
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, no par value, 2,000,000 authorized no shares issued and outstanding in 2008 and 2007	—	—	—
Common stock , no par value, 50,000,000 shares authorized; 8,711,495 shares issued and outstanding at June 30, 2008, 8,757,445 at December 31, 2007 and 8,908,880 at June 30, 2007	9,590	9,996	11,966
Retained earnings	37,344	36,605	34,997
Accumulated other comprehensive loss, net of tax	(905)	(437)	(1,868)

Total stockholders’ equity	46,029	46,164	45,095

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$646,608	$618,327	$605,577

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
Amounts in thousands, except for per share data	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Interest income:
Interest and fees on loans	$8,171	$8,965	$17,302	$17,429
Interest on tax exempt securities	302	334	576	612
Interest on U.S. government securities	533	816	1,014	1,648
Interest on federal funds sold and securities purchased under agreements to resell	90	190	148	390
Interest on other securities	23	9	45	45

Total interest income	9,119	10,314	19,085	20,124

Interest expense:
Interest on demand deposits	498	587	1,248	1,144
Interest on savings deposits	360	355	650	526
Interest on time deposits	2,238	2,627	4,614	5,232
Securities sold under agreements to repurchase	35	381	119	723
Interest on FHLB and other borrowing expense	781	632	1,512	1,171
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trust	161	271	476	540

Total interest expense	4,073	4,853	8,619	9,336

Net interest income	5,046	5,461	10,466	10,788
Provision for loan and lease losses	1,000	0	1,600	6

Net interest income after provision for loan losses	4,046	5,461	8,866	10,782

Noninterest income:
Service charges on deposit accounts	50	76	112	145
Payroll and benefit processing fees	99	89	228	197
Earnings on cash surrender value - Bank owned life insurance	85	99	168	194
Net gain on sale of securities available-for-sale	194	0	436	46
Net loss on sale of derivative swap transaction	0	0	(225)	0
Merchant credit card service income, net	97	96	180	188
Mortgage brokerage fee income	5	29	15	35
Other income	187	229	368	311

Total non-interest income	717	618	1,282	1,116

Noninterest expense:
Salaries and related benefits	1,892	1,959	3,841	4,056
Occupancy and equipment expense	640	543	1,284	1,001
FDIC insurance premium	113	13	171	26
Data processing fees	65	90	143	145
Professional service fees	133	252	251	447
Payroll and Benefit fees	27	25	60	56
Deferred compensation expense	113	101	224	198
Stationery and Supplies	80	46	142	107
Postage	38	34	72	67
Directors’ expense	94	76	142	121
Other expenses	418	562	847	965

Total non-interest expense	3,613	3,701	7,177	7,189

Income before income taxes	1,150	2,378	2,971	4,709
Provision for income taxes	244	778	835	1,622

Net Income	$906	$1,600	$2,136	$3,087

Basic earnings per share	$0.10	$0.18	$0.25	$0.35
Weighted average shares - basic	8,748	8,908	8,714	8,887
Diluted earnings per share	$0.10	$0.18	$0.24	$0.34
Weighted average shares - diluted	8,751	9,063	8,732	8,985

Average Balances, Interest Income/Expense and Yields/Rates Paid
(Unaudited, Dollars in thousands)

		Six Months Ended		Six Months Ended
		June 30, 2008		June 30, 2007
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Portfolio Loans	$516,938	$17,302	6.69%	$416,141	$17,429	8.38%
Tax-exempt Securities	30,402	576	3.79%	30,548	612	4.01%
US Government Securities	45,561	1,014	4.45%	72,937	1,648	4.52%
Federal Funds Sold	17,561	148	1.69%	14,823	390	5.26%
Other Securities	2,000	45	4.50%	2,000	45	4.50%

Average Earning Assets	$612,462	$19,085	6.23%	$536,449	$20,124	7.50%

Cash & Due From Banks	$13,252			$13,473
Bank Premises	11,264			9,742
Allowance for Loan and Lease Losses	(5,946)			(4,890)
Other Assets	17,745			19,690

Average Total Assets	$648,777			$574,464

Interest Bearing Liabilities
Demand Interest Bearing	$132,543	$1,248	1.88%	$110,668	$1,144	2.07%
Savings Deposits	48,987	650	2.65%	35,957	526	2.93%
Certificates of Deposit	229,245	4,614	4.03%	213,721	5,232	4.90%
Repurchase Agreements	12,925	119	1.84%	37,064	723	3.90%
FHLB Borrowings	91,869	1,512	3.29%	43,260	1,171	5.41%
Trust Preferred Borrowings	15,000	476	6.35%	15,000	540	7.20%

Average Interest Bearing Liabilities	530,569	$8,619	3.25%	455,670	$9,336	4.10%

Non interest Demand	66,606			72,321
Other Liabilities	4,391			1,370
Shareholder Equity	47,211			45,103

Average Liabilities and Stockholders Equity	$648,777			$574,464

Net Interest Income and Net Interest Margin		$10,466	3.42%		$10,788	4.02%

Interest income on loans includes fee income of approximately $10,610 and $135,554 for the period ended June 30, 2008 and 2007, respectively.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Quarterly Financial Condition Data
(Unaudited)
For the Quarter Ended

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2008	2008	2007	2007	2007	2007	2006

Cash and due from banks	$16,660	$12,737	$13,839	$12,366	$18,206	$12,597	$14,661
Federal funds sold and securities purchased under agreements to resell	11,585	25,995	8,395	7,980	14,115	21,195	24,605

Total Cash & Equivalents	28,245	38,732	22,234	20,346	32,321	33,792	39,266
Securities available-for-sale	66,728	62,090	67,906	93,423	94,029	93,769	95,601
Securities held to maturity, at cost	10,385	10,421	10,559	10,592	10,637	10,673	10,810
Loans, net of allowance for loan losses	507,651	506,374	486,283	461,171	437,821	411,357	408,990
Bank premises and equipment, net	11,068	11,370	10,964	10,464	10,329	9,992	8,595
Other assets	22,531	22,248	20,381	19,979	20,440	18,513	20,180

TOTAL ASSETS	$646,608	$651,235	$618,327	$615,975	$605,577	$578,096	$583,442

Liabilities:
Demand - noninterest bearing	68,625	$71,722	$75,718	$70,809	$69,842	$70,035	$84,779
Demand - interest bearing	128,994	140,624	142,821	136,219	114,530	112,550	119,437
Savings	52,453	42,946	41,376	44,406	45,082	41,537	22,749
Certificates of deposit	218,303	229,006	213,716	220,803	211,794	211,422	212,442

Total deposits	468,375	484,298	473,631	472,237	441,248	435,544	439,407

Securities sold under agreements to repurchase	14,343	12,455	15,513	26,755	46,655	35,053	37,117
Federal Home Loan Bank borrowings	95,000	85,000	60,000	50,000	50,000	40,000	40,000
Other liabilities	7,396	7,633	7,554	6,734	7,114	6,646	7,537
Junior subordinated debt payable to subsidiary grantor trust	15,465	15,465	15,465	15,465	15,465	15,465	15,465

Total liabilities	600,579	604,851	572,163	571,191	560,482	532,708	539,526

Stockholders’ equity:
Common stock	9,590	9,550	9,996	10,252	11,966	11,940	11,517
Retained earnings	37,344	37,135	36,605	35,617	34,997	34,110	33,336
Accumulated other comprehensive (loss), net	(905)	(301)	(437)	(1,085)	(1,868)	(662)	(937)

Total stockholders’ equity	46,029	46,384	46,164	44,784	45,095	45,388	43,916

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$646,608	$651,235	$618,327	$615,975	$605,577	$578,096	$583,442

Interest Income:
Net interest income	5,046	5,420	5,585	5,641	5,461	$5,327	$5,418
Provision for loan losses	1,000	600	3,170	115	0	6	0

Net interest income after provision for loan losses	4,046	4,820	2,415	5,526	5,461	5,321	5,418

Noninterest Income:
Service charges	50	62	63	70	76	69	91
Merchant credit card service income, net	97	83	91	109	89	92	100
Net gain on sale of securities available-for-sale	194	242	0	0	0	46	0
Net (loss) on sale of derivatives	0	(225)	0	0	0	0	0
Mortgage brokerage fee income	5	10	(6)	21	29	6	(13)
Other income	371	393	2,745	326	424	285	363

Total noninterest income	717	565	2,893	526	618	498	541
Noninterest Expense:
Salaries and related benefits	1,892	1,949	2,208	2,402	1,959	2,097	2,150
Net Occupancy and equipment expense	640	644	737	635	543	458	496
Professional service fees	133	118	365	216	252	195	181
Other expenses	948	854	1,218	775	947	738	659

Total noninterest expense	3,613	3,565	4,528	4,028	3,701	3,488	3,486

Income before income taxes	1,150	1,820	780	2,024	2,378	2,331	2,473
Provision for income taxes	244	591	(910)	693	778	844	858

Net Income	$906	$1,229	$1,690	$1,331	$1600	$1,487	$1,615